MusclePharm Announces Preliminary Second Quarter 2011 Results

DENVER, CO-July 14, 2011 (PRNewswire) -- MusclePharm Corporation, a Nevada corporation (“MusclePharm” or the “Company”) (OTCBB: MSLP), an expanding U.S. nutritional supplement company, is pleased to announce MusclePharm's preliminary financial results for the first quarter ending June 30, 2011.

On a preliminary basis, the Company expects unaudited gross revenues for the three months ended June 30, 2011 of approximately $4,000,000, an increase of approximately 854% as compared to gross revenues of $468,109 during the corresponding three month period ended June 30, 2010.

Gross Margins for the first quarter of 2011 are expected to have increased to approximately 35%, or $1,320,000.00, as compared to gross margins of approximately 23%, or $106,859, in the second quarter of 2010.

Commenting on the preliminary results, Brad Pyatt, Chief Executive Officer said, “We are very pleased with the 854% revenue growth and over 10% margin improvement we experienced during the second quarter of 2011. Our expanding product line, combined with the rapidly growing online and retail distribution business, has us well positioned for continued future growth.”

Mr. Pyatt continued, “The growth of our brand recognition that we have built in less than 3 years is a direct result of our aggressive yet calculated marketing model. This approach has allowed us in 2011 to decrease our advertising costs while growing our revenues over 800%.”

The Company expects to report a net loss for the three months ended June 30, 2011, but is continually making the necessary changes to become profitable in the near future.

ABOUT MUSCLEPHARM CORPORATION

Headquartered in Denver, Colorado, MusclePharm is a healthy life-style company that develops and manufactures a full line of National Science Foundation approved nutritional supplements that are 100% free of banned substances. Based on years of research, MusclePharm products are created through an advanced six-stage research protocol involving the expertise of top nutritional scientists and field tested by more than one hundred elite professional athletes from various professional sports leagues including the National Football League, Mixed Martial Arts, and Major League Baseball. The Company's products address all categories of an active lifestyle, including muscle building, weight loss, and maintaining general fitness through a daily nutritional supplement regimen.  MusclePharm is sold in over 120 countries and available in over 5,000 U.S. retail outlets, including GNC and Vitamin Shoppe. MusclePharm products are also sold in over 100 online stores, including bodybuilding.com, Amazon.com and Vitacost.com. For more information, please visit www.musclepharm.com<http://www.musclepharm.com>.

FORWARD LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact:
Cory Gregory
President
303-396-6100
<http://www.musclepharm.com>